UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 6, 2017, pursuant to a mandate from the United States Court of Appeals for the Sixth Circuit in the case of Cole et al., v. Meritor, Inc. et al., the District Court for the Eastern District of Michigan dissolved its 2006 injunction barring the modification of the benefits provided by Meritor, Inc. (the “Company”) to the class of United Auto Workers employee retirees.

On September 8, 2017, the Company determined to modify the benefits provided to certain former union employee retirees. Under the plan, which may be modified at the Company’s discretion at any time, the Company expects to provide (i) each retiree over the age of 65 with a defined contribution of $4,000 annually and (ii) each retiree under the age of 65 with a level of benefits generally equivalent to those currently provided to the Company’s active employees, in each case and as currently contemplated, for a period of seven years. In fiscal year 2017, the Company expects these benefit modifications will reduce its retiree medical liability by approximately $315 million. In future periods, these benefit modifications are expected to result in a reduction in annual cash benefit payments from $32 million in fiscal year 2017 to approximately $15 million in each of fiscal years 2018 and 2019. Additionally, these benefit modifications are expected to generate a prior service credit, which will be amortized over the retirees’ average life expectancy, which is currently estimated to be 10 years. The amortization of this gain is expected to positively impact the Company’s retiree medical expense going forward. We expect that the impact will improve our retiree medical expense by approximately $40 million annually over the next two fiscal years, going from an expense of approximately $25 million in fiscal year 2017 to income of approximately $15 million in each of fiscal years 2018 and 2019.

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Such risks and uncertainties include, but are not limited to, the actual impacts of the benefit modifications on the Company’s balance sheet, earnings and amount of cash payments, whether the injunction barring the modification of benefits to certain employee retirees will remain dissolved or will not otherwise be reinstated and whether the Cole plaintiffs are granted a petition for certiorari with the U.S. Supreme Court, as well as those discussed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2017 as filed with the Securities and Exchange Commission (“SEC”) on August 3, 2017, in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2016 as filed with the SEC on December 1, 2016 and in other documents the Company has filed with the SEC. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: September 11, 2017	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel &
Corporate Secretary